UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-37388	Talen Energy Corporation (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street Allentown, PA 18101-1179 (888) 211-6011	47-1197305

1-32944	Talen Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street Allentown, PA 18101-1179 (888) 211-6011	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On August 13, 2015, Talen Energy Supply, LLC will be making certain information available to potential investors in connection with the remarketing of $230,570,000 million aggregate principal amount of bonds issued on its behalf by the Pennsylvania Economic Development Financing Authority. Certain information being made available to participants in the remarketing transaction is furnished herewith as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The bonds will be offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. This notice shall not constitute an offer to sell or the solicitation of an offer to buy any bonds, which will only be made pursuant to a reoffering circular relating to such bonds.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Supplemental Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

By:	/s/ Russell R. Clelland
Russell R. Clelland
Vice President and Treasurer

TALEN ENERGY SUPPLY, LLC

By:	/s/ Russell R. Clelland
Russell R. Clelland
Vice President and Treasurer

Dated: August 13, 2015